EXHIBIT NO. 32.2
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. ss. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of First Trinity Financial Corporation, an Oklahoma corporation (the “Company”), hereby certifies that:
To my knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2010	By:	/s/ William Lay
William Lay, Secretary, Treasurer and
Chief Financial Officer